                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

Contact:
L. Nash Allen, Jr.                                    Gary C. Bonds
Treasurer and Chief Financial                         Senior Vice President and
  Officer                                               Controller
662/680-2330                                          662/680-2332

            BANCORPSOUTH, INC. ANNOUNCES FIRST-QUARTER NET INCOME OF
                             $0.50 PER DILUTED SHARE

TUPELO, Miss., Apr. 16, 2003 /PRNewswire-FirstCall via COMTEX/ -- BancorpSouth, Inc. (NYSE: BXS) today announced that net income for the first quarter of 2003 increased 33.2 percent to $39.1 million from $29.4 million for the first quarter of 2002. Net income per basic share rose 41.7 percent to $0.51 for the first quarter of 2003 from $0.36 for the first quarter of 2002, and net income per diluted share increased 38.9 percent to $0.50 for the first quarter of 2003 from $0.36 for the first quarter of 2002.

Aubrey Patterson, BancorpSouth's Chairman and Chief Executive Officer, remarked, "We are pleased to report that BancorpSouth began 2003 on a strong note with substantial profitable growth for the first quarter. This growth is primarily attributable to increased non-interest revenue for the quarter, particularly as a result of net gains from the sale of securities of $13.6 million, $8.4 million after tax, or $0.11 per diluted share. In addition, our ongoing strategies to serve a greater portion of our banking customers' financial needs through the sale of additional products and services that generate non-interest revenue produced substantial growth in non-interest revenues from mortgage lending, deposit account service charges and insurance commissions as compared to the first quarter of 2002. Together, the growth in these non-interest revenue streams more than offset a slight decline in net interest revenue for the quarter, which is reflective of low interest rates and restrained loan demand in a challenging economic environment. Disregarding the securities transactions, net income per diluted share for the first quarter of 2003 increased $0.04, or 11.1% over net income per diluted share for the first quarter of 2002."

Net Interest Revenue

Interest revenue for the first quarter of 2003 was $137.7 million, down 7.9 percent from $149.5 million for the first quarter of 2002 and 4.7 percent from $144.5 million for the fourth quarter of 2002. Interest expense for the latest quarter declined 16.8 percent to $47.5 million from $57.1 million for the first quarter of 2002 and 8.8 percent from $52.1 million for the fourth quarter of 2002.

The average taxable equivalent yield on earning assets for the first quarter of 2003 decreased to 6.00 percent from 6.90 percent for the first quarter of 2002 and 6.19 percent for the fourth quarter of 2002. The average rate paid on interest-bearing liabilities for the first quarter of 2003


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BXS Announces First-Quarter Results
Page 2
April 16, 2003
--------------------------------------------------------------------------------

fell to 2.36 percent from 3.03 percent and 2.55 percent for the first and fourth quarters of 2002, respectively.

Net interest revenue for the first quarter of 2003 was $90.1 million, a 2.5 percent decrease from $92.4 million for each of the first and fourth quarters of 2002. Net interest margin was 3.97 percent for the first quarter of 2003 compared with 4.31 percent for the first quarter of 2002 and 4.00 percent for the fourth quarter of 2002.

"We were relatively pleased with our net interest margin for the first quarter," said Patterson, "considering the softness of interest rates during the period. We must constantly manage our assets and liabilities to limit our exposure to changing interest rates. Included in the steps we took to achieve this goal during the first quarter were the securities sales that produced our net securities gains for the quarter. These sales contributed to the pressure on our net interest margin. Our customers continue to pool funds in demand and short-term time deposits. This fact, coupled with the market's demand for longer term fixed-rate loans at current historically low interest rates, led management to alter the Company's earning asset structure to be more sensitive to a changing interest rate environment. The sale of $720 million of securities with an average life of 3.3 years narrowed the interest sensitivity gap between our maturing assets and liabilities. While this significant event could possibly reduce our net interest revenue and net interest margin in the near-term, the Company will be better positioned to take advantage of rising interest rates if and when the economy, nationally and in our market areas, improves."

Deposit and Loan Activity

Assets at March 31, 2003 totaled $10.3 billion, up 5.3 percent from $9.8 billion at March 31, 2002. Deposits increased 6.3 percent to $8.7 billion at March 31, 2003 from $8.2 billion at the end of the first quarter last year. Gross loans were $6.3 billion at March 31, 2003, an increase of 0.8 percent from $6.2 billion at March 31, 2002.

Patterson commented, "We attribute the limited growth in gross loans during the first quarter of 2003 compared to the same period last year primarily to the weak economic climate in both the regional and national economy, as well as uncertainty about the impact of world events on prospects for near-term improvement in the economy. We believe that our increasing level of total deposits demonstrates that we continue to gain market share successfully. With a
12.0 percent increase in non-interest bearing demand deposits at the end of the first quarter of 2003 from the end of the first quarter of 2002, we are also continuing to support our growth with a relatively low-cost mix of funds."

Consistent with BancorpSouth's practice for the three previous years, the Company sold its accumulated inventory of insured student loans during the first quarter of 2003, producing a $2.4 million gain compared with a $2.1 million gain from similar sales in the first quarter of 2002. The Company has also continued to reduce its exposure to indirect automobile sales financing by allowing that portfolio to decline to $51.4 million at March 31, 2003 from $123.0 million at March 31, 2002.

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BXS Announces First-Quarter Results
Page 3
April 16, 2003
--------------------------------------------------------------------------------

Provision for Credit Losses and Allowance for Credit Losses

The provision for credit losses declined 3.5 percent for the first quarter of 2003 to $6.5 million from $6.8 million for the first quarter of 2002 and 9.8 percent from $7.2 million for the fourth quarter of 2002. Annualized charge-offs were 0.30 percent of average loans for the latest quarter, down from 0.39 percent and 0.43 percent for the first and fourth quarters of 2002, respectively.

Non-performing loans at March 31, 2003 totaled $40.2 million, or 0.64 percent of net loans, versus $38.3 million, or 0.62 percent of net loans at March 31, 2002. The allowance for credit losses at the end of the first quarter of 2003 was 1.43 percent of loans, up from 1.37 percent at the same time in the prior year and
1.38 percent at the end of the fourth quarter of 2002.

Patterson added, "In spite of a difficult economic environment, BancorpSouth's credit quality remains strong, with annualized charge-offs for the first quarter of 2003 declining as a percentage of average loans on a comparable-quarter basis and for the second consecutive quarter sequentially. Lower charge-offs have contributed to a strengthened allowance for credit losses at the end of the first quarter of 2003, and a positive impact on our first-quarter provision for credit losses. Weaker loan demand also acts to reduce the provision for credit losses, even as the uncertain economy accounted for a slight increase in non-performing assets at the quarter's end. We remain fully committed to our conservative lending and credit philosophy, which we believe is fundamental to BancorpSouth's strategy of achieving increased long-term shareholder value."

Non-Interest Revenue

Non-interest revenue increased 57.5 percent to $55.0 million for the first quarter of 2003 from $34.9 million for the first quarter of 2002 and 56.4 percent from $35.2 million for the fourth quarter of 2002. Net securities gains of $13.6 million for the first quarter of 2003 resulted from the sale of $720 million in intermediate term bonds pursuant to our continuous efforts to manage the interest rate sensitivity of our assets and liabilities. For the first quarter of 2002, there was a net loss of $25,000 from the sale of securities.

Excluding the impact of the net securities gains of $13.6 million during the first quarter of 2003, non-interest revenue increased $6.5 million, or 18.6 percent during the first quarter of 2003 compared to the first quarter of 2002 due to substantial growth in non-interest products and services, such as fees from mortgage lending. Continuing low mortgage loan interest rates during the first quarter of 2003 resulted in significant mortgage activity, with $302.4 million of mortgage loan originations for the first quarter of 2003 , up 57.3 percent from $192.2 million for the first quarter of 2002. This growth also accounted for the expansion of the Company's mortgage servicing portfolio to $2.8 billion at March 31,2003 from $2.6 billion at March 31, 2002. The relatively stable interest rates for both comparable-quarter periods had little impact on the valuation of the mortgage servicing asset, with a reversal of previously recorded impairment charges for the first quarter of 2003 of $0.8 million and for the first quarter of 2002 of $0.5 million, compared with an impairment charge of $3.2 million in the fourth quarter of 2002.

Non-interest revenue for the first quarter of 2003 also reflected growth in service charges to $13.7 million, an increase of 33.7 percent from $10.2 million for the first quarter of 2002, as well

BXS Announces First-Quarter Results
Page 4
April 16, 2003
--------------------------------------------------------------------------------

as a 12.7 percent increase in insurance commissions to $6.4 million for the first quarter of 2003 from $5.7 million for the first quarter of 2002.

"We believe the mortgage lending volume we have experienced with the current unusually low interest rates will create long-term benefits for BancorpSouth," said Patterson. "We expect these low interest rates to reduce the pre-payment risk of our mortgage servicing asset significantly, which we believe will improve the consistency of this important revenue stream in future periods. Our mortgage origination volume also introduces us to new customers and strengthens our relationships with existing customers, enhancing our opportunity to provide our markets with expanded deposit, insurance, cash management and investment brokerage products and services. By leveraging our existing customer relationships to serve more of their financial needs, we expect to improve customer satisfaction with BancorpSouth, while achieving our financial objective of increasing non-interest revenue as a percentage of total revenue."

Non-Interest Expense

Non-interest expense increased 3.2 percent for the first quarter of 2003 to $79.6 million from $77.2 million for the first quarter of 2002. In addition to a continuing focus on expense control, the Company benefited from reduced comparable-quarter costs associated with the successful integration of previous acquisitions and the completion of initiatives to improve operating efficiency.

Capital Management

BancorpSouth continued to repurchase shares of its common stock during the first quarter of 2003 under the repurchase plan authorized in February 2002 for the repurchase of up to 4.1 million shares. In the first quarter of 2003, the Company repurchased 396,500 shares, bringing the total number of shares repurchased under the plan to 3,869,108 at the end of the first quarter of 2003. Combined with the shares repurchased under a separate 4.2 million-share plan authorized in March 2001 that was completed during 2002, the Company has now repurchased approximately 8.1 million shares of its common stock as of March 31, 2003, or 9.6 percent of its outstanding shares as of March 31, 2001. BancorpSouth will continue to evaluate additional share repurchases under the February 2002 plan, which authorizes these repurchases during an 18-month period following the authorization of the plan.

Summary

Mr. Patterson concluded, "While the current economic environment has a real impact on our customers and therefore our operating and financial results, we have learned the value of a consistent, conservative approach to our business from our experience in previous economic cycles. As a result of the strong organization we have built through this approach, we continue to have many opportunities for further growth, in spite of the current economy. Throughout the remainder of 2003, we will continue to focus on four principal growth strategies:

         o continuing our efforts to expand our share of rapidly growing urban markets in our existing franchise, supported by lower cost deposits from slower growth markets;

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BXS Announces First-Quarter Results
Page 5
April 16, 2003
--------------------------------------------------------------------------------

         o building non-interest revenue through increased cross-selling efforts of fee income products to customers in Mississippi, Alabama and Tennessee, and through our ongoing roll-out of these products in our newer markets in Arkansas, Louisiana and Texas;

         o driving profit margin improvement by leveraging our substantial earlier investments in centralized processing across a broader base of business; and

         o        continuing to evaluate strategic and in-market acquisitions.

"We are committed to these strategies to expand our strong franchise within our current six-state market. We occupy a unique position in this market because of our ability to provide traditional community bank customer service, backed by a level of product, service and system sophistication that many other community banks do not have the critical mass to provide. We are confident the consistent implementation of these growth strategies and our strong focus on high credit quality enhance BancorpSouth's prospects for long-term growth."

Conference Call

BancorpSouth will conduct a conference call with analysts at 1:30 p.m. (Central
Time) on April 17, 2003. Investors may listen via the Internet by accessing BancorpSouth's website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth's website for a least two weeks following the call.

BancorpSouth, Inc. is a bank holding company headquartered in Tupelo, Mississippi with approximately $10.3 billion in assets. BancorpSouth operates approximately 250 commercial banking, insurance, trust, broker/dealer and consumer finance locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," "could" or "intend." These forward-looking statements include, without limitation, those relating to interest rates, loan volume, credit quality, non-interest revenue, net interest revenue, interest rate margin, interest rate sensitivity, loan losses, market share, expansion and prospects of products and services, deposits, common stock repurchase plan, customer satisfaction, mortgage servicing asset, potential acquisitions and BancorpSouth's future growth and profitability.


We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates, the ability of BancorpSouth to reduce interest rates paid on deposits as interest rates decline or stabilize, the ability to maintain credit quality, changes in laws and regulations affecting financial institutions in general or relating to taxes, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of BancorpSouth to

BXS Announces First-Quarter Results
Page 6
April 16, 2003
--------------------------------------------------------------------------------

compete with other financial services companies, the ability of BancorpSouth to provide competitive services and products, changes in BancorpSouth's operating or expansion strategy, geographic concentration of BancorpSouth's assets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to effectively market its services and products, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify potential acquisitions, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies and other factors described from time to time in BancorpSouth's filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

SELECTED FINANCIAL DATA                                   THREE MONTHS ENDED
                                                               MARCH 31,
                                                       ------------------------
                                                           2003         2002
                                                       -----------  -----------
(Dollars in thousands, except per share amounts)
EARNINGS SUMMARY:
Net interest revenue                                   $    90,144  $    92,429
Provision for credit losses                                  6,522        6,760
Noninterest revenue                                         55,016       34,930
Noninterest expense                                         79,623       77,172
Income before income taxes                                  59,015       43,427
Income tax provision                                        19,867       14,029
Net income                                             $    39,148  $    29,398
Net Income per share:  Basic                           $      0.51  $      0.36
                       Diluted                         $      0.50  $      0.36


BALANCE SHEET DATA AT MARCH 31:
Total assets                                           $10,335,009  $ 9,816,856
Total earning assets                                     9,587,753    9,156,724
Loans and lease receivables, net of unearned discount    6,263,585    6,206,910
Allowance for credit losses                                 89,600       85,140
Total deposits                                           8,689,351    8,175,131
Common shareholders' equity                                820,610      810,667
Book value per share                                         10.61         9.98

AVERAGE BALANCE SHEET DATA:
Total assets                                           $10,191,544  $ 9,592,825
Total earning assets                                     9,494,684    8,967,582
Loans and lease receivables, net of unearned discount    6,347,818    6,142,294
Total deposits                                           8,560,002    8,000,913
Common shareholders' equity                                815,907      806,956

NON-PERFORMING ASSETS AT MARCH 31:
Non-accrual loans                                      $    13,764  $     7,863
Loans 90+ days past due                                     26,458       30,389
Restructured loans                                              17           38
Other real estate owned                                     16,641       18,576

Net charge-offs as a percentage
     of average loans (annualized)                            0.30%        0.39%

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets                                      1.56%        1.24%
Return on common equity                                      19.46%       14.77%

Net interest margin                                           3.97%        4.31%

Average shares outstanding - diluted                    77,857,362   81,680,282

                               BANCORPSOUTH, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                            March 31,     March 31,
                                              2003           2002        % Chg
                                           -----------   -----------    --------
                      Assets
Cash & due from banks                      $   351,278   $   288,797       21.6%
Interest bearing deposits with
  other banks                                   26,305        13,608       93.3%
Held-to-maturity securities                  1,864,519     1,180,333       58.0%
Available-for-sale securities                1,069,325     1,420,635     (24.7%)
Federal funds sold and securities
  purchased under agreement to resell          303,735       278,053        9.2%

Loans & leases                               6,263,585     6,206,910        0.9%
     Allowance for credit losses               (89,600)      (85,140)       5.2%
  Net loans & leases                         6,173,985     6,121,770        0.9%
Mortgages held for sale                         60,283        57,185        5.4%
Bank premises & equipment                      210,789       213,329      (1.2%)
Accrued interest receivable                     70,919        85,555     (17.1%)
Other real estate owned                         16,641        18,576      (9.3%)
Other assets                                   187,230       139,015       34.1%
     Total assets                          $10,335,009   $ 9,816,856        5.3%

                    Liabilities
Demand deposits:
  Non-interest bearing                     $ 1,214,216   $ 1,084,148       12.0%
  Interest bearing                           2,489,120     2,320,449        7.3%
  Total demand deposits                      3,703,336     3,404,597        8.8%
Savings & time deposits:
  Savings                                      819,430       893,693      (8.3%)
  Certificates of deposit                    4,166,585     3,876,841        7.5%
  Total savings & time deposits              4,986,015     4,770,534        4.5%
  Total deposits                             8,689,351     8,175,131        6.3%
Federal funds purchased and
  securities sold under
  agreement to repurchase                      446,932       444,137        0.6%
Short-term borrowings                                0         4,000
Accrued interest payable                        25,036        31,956     (21.7%)
Long-term debt                                 139,450       140,651      (0.9%)
Junior subordinated debt                       125,000       125,000        --
Other liabilities                               88,630        85,314        3.9%
    Total liabilities                        9,514,399     9,006,189        5.6%
               Shareholders' Equity
Common stock                                   193,319       203,078      (4.8%)
Capital surplus                                 21,115        15,112       39.7%
Unrealized gain (loss) on
  securities                                    30,677        15,790       94.3%
Retained earnings                              575,499       576,687      (0.2%)
    Total shareholders' equity                 820,610       810,667        1.2%
    Total liabilities &
      shareholders' equity                 $10,335,009   $ 9,816,856        5.3%

                               BANCORPSOUTH, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                QUARTER ENDED
                                        MAR-03        DEC-02        SEP-02        JUN-02         MAR-02
                                      ---------     ---------     ---------     ---------      ---------
Interest Revenue:
Loans, including fees                 $ 105,252     $ 110,129     $ 113,922     $ 113,735      $ 113,342
Held-to-maturity
  securities:                            15,818        15,681        16,577        16,093         16,429
Available-for-sale
  securities                             14,221        16,277        14,440        15,571         16,413
Short term investments                    2,391         2,451         2,569         3,427          3,363
Total interest revenue                  137,682       144,538       147,508       148,825        149,547
Interest Expense:
Deposits                                 40,544        44,695        47,099        46,834         49,901
Short term borrowings                       904         1,132         1,268         1,186          1,034
Long term borrowings                      2,082         2,090         2,095         2,069          2,112
Junior subordinated debt                  2,547         2,547         2,547         2,547          1,783
Other interest expense                    1,461         1,680         1,877         2,107          2,288
   Total interest expense                47,538        52,144        54,886        54,743         57,118
    Net interest revenue                 90,144        92,394        92,622        94,083         92,429
Provision for credit
  losses                                  6,522         7,228         8,208         7,215          6,760
    Net interest revenue,
     after credit loss
     provision                           83,622        85,166        84,414        86,868         85,669
Other Revenue:
Mortgage lending                          7,561         6,069       (2,595)           900          5,554
Service charges                          13,654        13,557        12,888        12,595         10,210
Life insurance premiums                     961         1,031         1,091         1,091          1,127
Trust income                              1,486         1,767         1,693         1,644          1,917
Securities gains, net                    13,556           170         2,453         2,888           (25)
Insurance commissions                     6,387         5,927         6,123         5,887          5,668
Other                                    11,411         6,661         7,654         7,814         10,479
    Total other revenue                  55,016        35,182        29,307        32,819         34,930
Other Expense:
Salaries and employee
  benefits                               45,461        45,985        42,301        40,226         42,591
Occupancy                                 5,580         5,497         5,485         5,422          5,254
Equipment                                 6,003         6,093         6,070         6,264          6,535
Telecommunications                        1,860         1,948         1,922         2,032          1,925
Other                                    20,719        25,356        19,995        20,630         20,867
    Total other expense                  79,623        84,879        75,773        74,574         77,172
    Income before
      income taxes                       59,015        35,469        37,948        45,112         43,427
Income tax expense                       19,867         9,848        11,876        14,185         14,029
    Net Income                        $  39,148     $  25,621     $  26,072     $  30,927      $  29,398
Net Income Per Share:
   Basic                                  $0.51         $0.33         $0.33         $0.38          $0.36
   Diluted                                $0.50         $0.33         $0.33         $0.38          $0.36

                               BANCORPSOUTH, INC.
                 AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
                          AND AVERAGE YIELDS AND RATES
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                          QUARTER ENDED
                                                         MARCH 31, 2003
                                             -----------------------------------
                                              AVERAGE                     YIELD/
(Taxable equivalent basis)                    BALANCE        INTEREST     RATE
                                             ----------      --------     -----
ASSETS
Loans net of Unearned Income                 $6,398,632      $105,660     6.70%
Held-to-maturity securities:
  Taxable                                     1,274,105        13,602     4.33%
  Non Taxable                                   178,998         3,409     7.72%
Available-for-sale securities
  Taxable                                     1,056,317        12,127     4.66%
  Non Taxable                                   201,746         3,222     6.48%
Short term investments                          384,886         2,390     2.52%
  Total interest earning
    assets and revenue                        9,494,684       140,410     6.00%
Other assets                                    785,579
Less:  allowance for credit losses              (88,719)
    Total                                   $10,191,544

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                 $ 2,500,301        $7,134     1.16%
  Savings                                       820,832         2,159     1.07%
  Time                                        4,132,837        31,252     3.07%
Short-term borrowings                           445,811         2,364     2.15%
Junior subordinated debt                        125,000         2,547     8.15%
Long-term debt                                  139,559         2,082     6.05%
  Total interest bearing
    liabilities and expense                   8,164,340        47,538     2.36%
Demand deposits -
  non-interest bearing                        1,106,032
Other liabilities                               105,265
  Total liabilities                           9,375,637
Shareholders' equity                            815,907
  Total                                     $10,191,544
Net interest revenue                                         $ 92,872
Net interest margin                                                       3.97%
Net interest rate spread                                                  3.64%
Interest bearing liabilities to
   interest earning assets                                               85.99%

Net interest tax equivalent adjustment                         $2,728

                               BANCORPSOUTH, INC.
                 AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
                          AND AVERAGE YIELDS AND RATES
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                          QUARTER ENDED
                                                         MARCH 31, 2002
                                             -----------------------------------
                                              AVERAGE                     YIELD/
(Taxable equivalent basis)                    BALANCE        INTEREST     RATE
                                             ----------      --------     -----
ASSETS
Loans net of Unearned Income                 $6,199,602      $113,818     7.45%
Held-to-maturity securities:
  Taxable                                       935,448        13,938     6.04%
  Non Taxable                                   198,319         3,832     7.84%
Available-for-sale securities
  Taxable                                     1,055,547        14,256     5.48%
  Non Taxable                                   193,462         3,318     6.96%
Short term investments                          385,204         3,363     3.54%
  Total interest earning
    assets and revenue                        8,967,582       152,525     6.90%
Other assets                                    709,501
Less:  allowance for credit losses              (84,258)
    Total                                    $9,592,825

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                  $2,257,654      $  8,834     1.59%
  Savings                                       890,858         3,560     1.62%
  Time                                        3,814,671        37,508     3.99%
Short-term borrowings                           451,464         3,322     2.98%
Junior subordinated debt                         83,333         1,783     8.56%
Long-term debt                                  139,859         2,112     6.12%
  Total interest bearing
    liabilities and expense                   7,637,839        57,119     3.03%
Demand deposits -
  non-interest bearing                        1,037,730
Other liabilities                               110,299
  Total liabilities                           8,785,869
Shareholders' equity                            806,956
  Total                                      $9,592,825
Net interest revenue                                         $ 95,406
Net interest margin                                                       4.31%
Net interest rate spread                                                  3.86%
Interest bearing liabilities to
   interest earning assets                                               85.17%

Net interest tax equivalent adjustment                         $2,977